Exhibit 23

Consent of Independent Public Accounting Firm

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-121716 of Tidelands Bancshares, Inc. on Form S-8, pertaining to the Tidelands Bancshares, Inc. 2004 Stock Incentive Plan, of our report, dated March 19, 2007, that is included in the Annual Report on Form 10-KSB of Tidelands Bancshares, Inc. for the year ended December 31, 2006.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
March 23, 2007